UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 19, 2013

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Notice from The NASDAQ Listing Qualifications Department that ENGlobal Corporation has regained compliance with NASDAQ Marketplace Listing Rule 5550(a)(2)

As previously reported, on October 3, 2012, ENGlobal Corporation (“the Registrant”) received a letter from The NASDAQ Listing Qualifications Department (“NASDAQ”) notifying the Registrant that for the 30 consecutive trading days preceding the date of the letter, the bid price of the Registrant’s common stock had closed below the $1.00 per share minimum required for continued inclusion on the NASDAQ Global Market pursuant to NASDAQ Marketplace Listing Rule 5450(a)(1), (the “October Letter”).

On April 16, 2013, the NASDAQ approved the Registrant’s application to list its common stock on the Capital Market and was granted an additional 180 calendar day period, or until September 30, 2013, to regain compliance.

On July 19, 2013, the Registrant received a letter from NASDAQ notifying the Registrant that since the closing bid price of the Registrant’s common stock has been at $1.00 per share or greater for at least 10 consecutive days since the date of the October Letter, the Registrant has regained compliance with NASDAQ Marketplace Listing Rule 5550(a)(2) and NASDAQ now considers the matter closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation (Registrant)
July 22, 2013 (Date)	/s/ NATALIE S. HAIRSTON Natalie S. Hairston Chief Governance Officer, Corporate Vice President - Investor Relations, and Corporate Secretary